UNITED STATES
                       SECURITIES AND EXCHANGE COMMISSION
                             WASHINGTON, D.C. 20549

                                    FORM 8-K

                                 CURRENT REPORT
           PURSUANT TO SECTION 13 OR 15(d) OF THE SECURITIES EXCHANGE
                                   ACT OF 1934
         Date of Report (Date of earliest event reported): July 26, 2005

                        Commission File Number: 000-23575

                            COMMUNITY WEST BANCSHARES
             (Exact name of registrant as specified in its charter)

              California                               77-0446957
     (State or other jurisdiction         (I.R.S. Employer Identification No.)
   of incorporation or organization)

                445 Pine Avenue, Goleta, California         93117
             (Address of principal executive offices)     (Zip code)

                                 (805) 692-5821
              (Registrant's telephone number, including area code)


Check the appropriate box below if the Form 8-K is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General instruction A.2.below):
[_] Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
[_] Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
[_] Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
[_] Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

ITEM 2.02.  RESULTS OF OPERATIONS AND FINANCIAL CONDITION

On July 26, 2005, the Company issued a press release announcing financial results for the quarter ended June 30, 2005 and a $0.05 per share dividend. The dividend will be paid on August 19, 2005 to shareholders of record at the close of business August 5, 2005. A copy of the press release is attached as Exhibit
99.1 to this current Report on Form 8-K.

ITEM 9.01.  FINANCIAL STATEMENTS AND EXHIBITS

(a)  Financial statements. - not applicable
(b)  Pro forma financial statements. - not applicable
(c)  The following exhibit is being furnished herewith:

99.1 Press release dated July 26, 2005, entitled "Community West Bancshares Announces Record Operating Earnings for 2005 Second Quarter and Six-Month Period" "Net Interest Income Increases by 43% for Second Quarter" "Assets Increase to $393 Million" "Dividend of $.05 Per Share Declared"

                                   SIGNATURES


Pursuant to the requirement of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

Date: July 26, 2005 COMMUNITY WEST BANCSHARES

     By: /s/Charles G. Baltuskonis
         -------------------------
         Charles G. Baltuskonis
         Executive Vice President and
         Chief Financial Officer